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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Ocean Energy, Inc. (the "Company") hereby constitutes and appoints Jonathan M. Clarkson and Robert K. Reeves (with full power to each to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file, under the Securities Act of 1933, as amended (the "Securities Act"):

(i) a post-effective amendment to the Registration Statement on Form S-8 ("Form S-8") with respect to the Ocean Energy, Inc. 1994 Long-Term Incentive Plan, for the purpose of deregistering shares of the Company's common stock ("Common Stock") that will not be used for such Plan (a "Deregistration Amendment");

(ii) a Deregistration Amendment to the Form S-8 with respect to the Ocean Energy, Inc. 1996 Long-Term Incentive Plan;

(iii) a Deregistration Amendment to the Form S-8 with respect to the United Meridian Corporation 1987 Non-Qualified Option Plan (the "UMC 1987 NQO Plan"), and a new Form S-8 (or amendment to the Company's Form S-4 (No. 333-43933) on Form S-8) registering Common Stock issuable upon the exercise of outstanding options under such Plan;

(iv) a Deregistration Amendment to the Form S-8 with respect to the United Meridian Corporation 1994 Non-Qualified Option Plan (the "UMC 1994 NQO Plan"), and a new Form S-8 (or an amendment to Form S-4 on Form S-8) registering Common Stock issuable upon the exercise of outstanding options under such Plan;

(v) a Deregistration Amendment to the Form S-8 with respect to the United Meridian Corporation 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "UMC Non-Employee Director Plan"), and a new Form S-8 (or an amendment to Form S-4 on Form S-8) registering Common Stock issuable upon the exercise of outstanding options under such Plan;

(vi) Deregistration Amendments to each of (a) the Registration Statement on Form S-3 ("Form S-3") with respect to the UMC 1987 NQO Plan and (b) the Form S-3 with respect to the UMC 1994 NQO Plan and the UMC Non-Employee Director Plan;

(vii) a Deregistration Amendment to the Form S-8 with respect to the UMC Petroleum Savings Plan, and a new Form S-8 (or an amendment to Form S-4 on Form S-8) registering Common Stock for issuance under such Plan;

(viii) a Form S-8 registering Common Stock issuable upon the exercise of awards under the Ocean Energy, Inc. 1998 Long Term Incentive Plan; and

(ix) a Form S-3 registering Common Stock issuable upon the exercise of options by transferees of grantees under certain of the aforementioned Plans;

and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought), with all exhibits and any and all other documents required to be filed with respect thereto, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                          [Signature Page Follows]
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         IN WITNESS WHEREOF, this Power of Attorney has been executed by the following persons in the capacities indicated on March 27, 1998.

Signature                               Title
---------                               -----

/s/ JOHN B. BROCK              Chairman of the Board of Directors
--------------------------
John B. Brock


/s/ JAMES C. FLORES            President, Chief Executive Officer and Director
--------------------------
James C. Flores


/s/ JAMES L. DUNLAP            Vice Chairman of the Board of Directors
--------------------------
James L. Dunlap


/s/ ROBERT L. BELK             Executive Vice President-Administration
--------------------------         and Director

Robert L. Belk


/s/ THOMAS D. CLARK            Director
--------------------------
Thomas D. Clark


/s/ LODWRICK M. COOK           Director
--------------------------
Lodwrick M. Cook


/s/ CHARLES F. MITCHELL        Director
--------------------------
Charles F. Mitchell


/s/ WILLIAM W. RUCKS, IV       Director
--------------------------
William W. Rucks, IV


/s/ MILTON J. WOMACK           Director
--------------------------
Milton J. Womack


/s/ JONATHAN M. CLARKSON       Executive Vice President - Chief
--------------------------        Financial Officer
Jonathan M. Clarkson


/s/ ROBERT K. REEVES           Executive Vice President and
--------------------------        General Counsel
Robert K. Reeves


/s/ CHRISTOPHER E. CRAGG       Vice President and Controller
--------------------------
Christopher E. Cragg


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